UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 21, 2009

iSHARES® S&P GSCI™ COMMODITY-INDEXED TRUST

(Exact name of registrant as specified in its charter)

iSHARES® S&P GSCI™ COMMODITY-INDEXED INVESTING POOL LLC

(Rule 140 Co-Registrant)

(Exact name of registrant as specified in its charter)

Delaware	001-32947 (Registrant) 001-32948 (Co-Registrant)	51-6573369 (Registrant) 34-2061331 (Co-Registrant)
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Barclays Global Investors International, Inc.

400 Howard Street

San Francisco, California 94105

Attn: BGI’s Product Management Team

Intermediary Investor and Exchange-Traded Products Department

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (415) 597-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

As disclosed in the prospectus of the iShares® S&P GSCI™ Commodity-Indexed Trust (the “Trust”) and iShares® S&P GSCITM Commodity-Indexed Investing Pool LLC (the “Investing Pool”) under the heading “DESCRIPTION OF THE SHARES, THE TRUST AGREEMENT AND THE INVESTING POOL AGREEMENT – Creations of Baskets,” Barclays Global Investors, N.A., the trustee (“Trustee”) of the Trust has the absolute right to reject any creation order, including, without limitation, creation orders that the Trustee has determined would have adverse tax or other consequences to the Trust, the Investing Pool or their shareholders.

The Trustee expects to reject any creation orders for shares of the Trust upon the Trust reaching shares outstanding of approximately 55,900,000 in order to continue to manage the assets of the Trust and the Investing Pool consistent with their investment objective.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2009

iShares® S&P GSCI™ Commodity-Indexed Trust* (Registrant)

By:	Barclays Global Investors International, Inc.

By:	/s/ Greg Friedman
Name:	Greg Friedman
Title:	Managing Director

By:	/s/ Jack Gee
Name:	Jack Gee
Title:	Principal

iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC (Rule 140 Co-Registrant)

By:	Barclays Global Investors International, Inc., its Manager

By:	/s/ Greg Friedman
Name:	Greg Friedman
Title:	Managing Director

By:	/s/ Jack Gee
Name:	Jack Gee
Title:	Principal

*	The registrant is a trust. The individuals specified above are signing in their capacities as officers of Barclays Global Investors International, Inc., the sponsor of the trust.